SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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cbdMD, Inc.
(Name of Registrant as Specified in Its Charter)

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EXPLANATORY PARAGRAPH

On January 25, 2021 cbdMD, Inc. filed a definitive proxy statement concerning its 2021 annual meeting of shareholders to be held on March 12, 2021. This Amendment No. 1 amends and restates the original filing to correct the inadvertent omission of certain information in Proposal 3 and to update the mailing date of the definitive proxy statement. No other changes have been made. This Amendment No. 1 was filed prior to the mailing of the definitive proxy statement to our shareholders, and the definitive proxy statement sent to our shareholders includes these corrections.

2021	Notice of Annual Meeting of Shareholders

Friday, March 12, 2021 1:00 p.m. EST	VIRTUALLY https://www.issuerdirect.com/virtual-event/ycbd
At the cbdMD, Inc. 2021 annual meeting of shareholders you will be asked to vote on the following matters:

❖	the election of seven directors;
❖	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;
❖	the approval of the 2021 Equity Compensation Plan;
❖	non-binding advisory vote on executive compensation; and
❖	any other business as my properly come before the meeting.

The board of directors has fixed the close of business on January 22, 2021 as the record date for determining the common shareholders that are entitled to notice of and to vote at the 2021 annual meeting of shareholders and any adjournments thereof.

The 2021 annual meeting will be a completely “virtual” meeting of shareholders. To participate in our annual meeting, including casting your vote during the meeting, access the meeting website at https://www.issuerdirect.com/virtual-event/ycbd and entering in your shareholder information provided on your ballot or proxy information previously mailed to you. If you attend the meeting virtually, you may revoke your proxy prior to its exercise and vote virtually at the meeting.

Your vote is important regardless of the number of shares you own. Please vote your common shares by proxy over the Internet or by mail, by telephone or by facsimile.

By order of the board of directors

Charlotte, NC January 25, 2021

Martin A. Sumichrast
Chairman and co-Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting to be Held on March 12, 2021: This proxy statement, as filed with the Securities and Exchange Commission on January 26, 2021,  along with our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 are available free of charge on our website www.cbdmd.com and through the SEC’s website www.sec.gov.

Cautionary Statement Regarding
Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2020 (the “2020 10-K”).

Additional Information

Unless the context otherwise indicates, when used in this proxy statement, the terms “cbdMD,” “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation, and our subsidiaries CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC (“CBDI”) and Paw CBD, Inc., a North Carolina corporation (“Paw CBD”). In addition, “fiscal 2019” refers to the year ended September 30, 2019, “fiscal 2020” refers to the year ended September 30, 2020 and “fiscal 2021” refers to the fiscal year ending September 30, 2021.

Our corporate website address is www.cbdmd.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, including our 2020 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information which appears on our websites and our social media platforms is not part of this proxy statement.
i

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
2021 ANNUAL MEETING OF SHAREHOLDERS

Proxy Summary

when	items of business
Friday, March 12, 2021 at 1:00 p.m. EST
	➢	the election of seven directors;
where
Virtual - https://www.issuerdirect.com/virtual-event/ycbd	➢	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;

record date January 22, 2021	➢	the approval of the 2021 Equity Compensation Plan (the “2021 Plan”);

	➢	non-binding advisory vote on executive compensation; and

	➢	any other business as my properly come before the meeting.

How to Vote:

By calling 866.752.VOTE (8683), toll free, in the United States or Canada	By voting online at https://www.iproxydirect.com/YCBD
By returning a properly completed, signed and dated proxy card	By completing the reverse side of the proxy card and faxing it to 202.521.3464

Annual Meeting Agenda and Voting Recommendations

Proposal	Voting Recommendation	Page Reference
1 Election of seven directors	FOR each nominee	4
2 Ratification of the appointment of Cherry Bekaert LLP as our independent auditors	FOR	7
3 Approval of the 2021 Plan	FOR	9
4 Non-binding advisory vote on executive compensation	FOR	12

General Information

The accompanying proxy is solicited by the board of directors of cbdMD for use at our 2021 annual meeting of shareholders to be held on Friday, March 12, 2021 at 1:00 p.m., or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of 2021 annual meeting of shareholders.

This proxy statement and the accompanying proxy card are being mailed to owners of shares of our common stock, which is our only class of voting securities, in connection with the solicitation of proxies by the board of directors for the 2021 annual meeting of shareholders. The 2021 annual meeting will be in a virtual meeting format only. Shareholders may attend the 2021 annual meeting by visiting  https://www.iproxydirect.com/YCBD and entering the control number found on their proxy card or voting instruction form which shareholders previously received.

The date of this proxy statement is January 26, 2021, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our common shareholders. This proxy statement replaces in its entirety the proxy statement previously filed with the Securities and Exchange Commission by us on January 25, 2021. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic access. To access our proxy statement and 2020 10-K electronically, please visit our corporate website at www.cbdmd.com.

Voting securities. Only our common shareholders of record as of the close of business on January 22, 2021, the record date (“Record Date”) for the 2021 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 52,287,113 shares of our common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2021 annual meeting. Each common shareholder on the Record Date is entitled to one vote for each common share held. Holders of our 8.0% Series A Cumulative Convertible Preferred Stock do not have voting rights, except in certain limited circumstances, and will not be entitled to vote at the 2021 annual meeting or any adjournment thereof.

Quorum and Vote Required. In accordance with our bylaws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold 2021 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2021 annual meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Assuming the existence of a quorum, the affirmative vote of a plurality of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2021 annual meeting is required to elect directors (Proposal 1). With respect to the ratification of Cherry Bekaert LLP as our independent registered public accounting firm (Proposal 2) and the approval of the 2021 Plan (Proposal 3), assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2021 annual meeting is required to decide such matter. Proposal 4 is a non-binding advisory vote on matters related to executive compensation and therefore there is no voting standard for this proposal since the voting results will be informational only and non-binding on us. However, our Compensation, Corporate Governance and Nominating Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers. If a quorum is not present in person or by proxy, the 2021 annual meeting may be adjourned until a quorum is obtained.

Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” Proxies returned by brokerage firms for which no voting instructions have been provided by the beneficial owners will count towards the quorum. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1), the adoption of the 2021 Plan (Proposal 3) and the non-binding advisory vote regarding executive compensation (Proposal 4) are considered non-routine matters. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted FOR Proposals 1, 3 or 4. The ratification of the selection of the independent registered public accounting firm (Proposal 2) is considered a routine matter. Please provide instructions to your brokers or nominee on how to vote your shares.

Communications with our board of directors. You may contact any of our directors by writing to them c/o cbdMD, Inc., 8845 Red Oak Boulevard, Charlotte, NC 28217. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about cbdMD. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by cbdMD that is addressed to the independent members of the board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

John Weston
Director of Investor Relations
cbdMD, Inc.
8845 Red Oak Boulevard
Charlotte, NC 28217
Telephone: (704) 249-9515 (direct)
email: John.Weston@cbdmd.com

Proposal 1- Election of Directors

The board, upon recommendation by the Compensation, Corporate Governance and Nominating Committee, has nominated the following seven individuals for election as directors, each to hold office until the 2022 annual meeting of shareholders or until his successor has been duly elected and qualified. Set forth below is biographical information on the director nominees.

Martin A. Sumichrast
Age 54 Director Since 2015 ● Co-Chief Executive Officer and Chairman of the Board of Directors
Professional Background and Qualifications Mr. Sumichrast has served as a member of the board of directors and chairman of the board of directors since April 2015. Mr. Sumichrast served as our Chief Executive Officer from September 2016 until July 2019 and as our co-Chief Executive Officer since July 2019. Mr. Sumichrast has been a member of the board of directors and Chief Executive Officer of Adara Acquisition Corp., a newly organized SPAC, since its formation in August 2020, and manager of its sponsor, Adara Sponsor, LLC, since its formation in August 2020. Since 2018 he has served as the Managing Director of SFT1, LLC, a private investment company owned by a family trust, and from 2012 until 2020 he served as the Managing Director of Washington Capital, LLC, a family office. From 2013 until July 2020 he served as the Managing Member of Stone Street Capital, LLC, a Charlotte, North Carolina-based private investment company. Mr. Sumichrast serves as a Trustee and Chairman of the Nominating and Governance Committees of the Barings Global Short Duration High Yield Fund, Inc. (NYSE: BGH) and the Barings Capital Funds Trust, Inc. We selected Mr. Sumichrast to serve on our board of directors based upon his significant experience both as an investor and advisor, as well as his experience as a member of a board of directors of a listed company.

R. Scott Coffman
Age 59 Director since 2018 ● Co-Chief Executive Officer, Director and President
Professional Background and Qualifications Mr. Coffman has served as a member of our board of directors since December 2018. He has served as Chief Executive Officer of our CBDI subsidiary since December 2018 and has served as our co-Chief Executive Officer since July 2019. He also serves as our President. Mr. Coffman has over 25 years of business experience in which he founded several businesses in the internet services, manufacturing and e-commerce sectors. As an executive or partner in these entities, Mr. Coffman oversaw the strategic direction, developed the business plan and oversaw the operation of the companies. Mr. Coffman was a manager and Chief Executive Officer of Cure Based Development, LLC from the founding of the company in September 2017 until the mergers with CBDI in December 2018. Prior to that, from 2012 to 2017, he was an Operating Partner in a regional restaurant group and also had day to day executive oversight of DataTech Global LLC, a privately held technology company which focuses on online sales and marketing. In 2009 he founded Blu, an e-cigarette manufacturer which he built into a leading brand and subsequently sold it to Lorillard Tobacco in 2012. Mr. Coffman is the managing member of Coffman Management, LLC. Mr. Coffman received a Bachelor of Arts degree in Economics from Marshall University. We selected Mr. Coffman as a member of our board of directors as a result of his extensive executive level experience and his role as the founder of Cure Based Development, LLC.

Bakari Sellers
Age 36 Director since 2017 ● Chairman of the Compensation, Corporate Governance and Nominating Committee
Professional Background and Qualifications  Mr. Sellers has been a member of our board of directors since March 2017. Mr. Sellers, an attorney, has been a member of the Strom Law Firm, LLC, in Columbia, South Carolina since 2007. Mr. Sellers is a former member of the South Carolina House of Representative, where he represented the 90th District beginning in 2006, making history as the youngest member of the South Carolina state legislature and the youngest African American elected official in the nation. In 2014, he ran as the Democratic nominee for Lt. Governor of South Carolina. He has worked for United States Congressman James Clyburn and former Atlanta Mayor Shirley Franklin. Earning his undergraduate degree from Morehouse College, where he served as student body president, and received his law degree from the University of South Carolina. Mr. Sellers has followed in the footsteps of his father, civil rights leader Cleveland Sellers, in his tireless commitment to service championing progressive policies to address issues ranging from education and poverty to preventing domestic violence and childhood obesity. He has served as a featured speaker at events for the National Education Association, College Democrats of America National Convention, the 2008 Democratic National Convention and, in 2007, delivered the opening keynote address to the AIPAC Policy Conference in Washington, DC. Mr. Sellers is also a political commentator at CNN. We selected Mr. Sellers as a result of his leadership experience, commitment to public policy and legal background.

William F. Raines, III
Age 61 Director since 2019 ● Chairman of the Audit Committee
Professional Background and Qualifications  Mr. Raines has been a member of our board of directors since April 2019. Since 2008 Mr. Raines has been employed by DataTech Global, LLC, a privately held technology company affiliated with Mr. Coffman which focuses on online sales and marketing, serving as Chief Financial Officer from 2008 to 2012 and Chief Executive Officer since 2012. Mr. Raines has over 35 years of accounting and financial experience with a primary focus on financial control of operations, financial reporting, acquisitions and implementation of acquisition plans. Earlier in his career, from 1991 until 2006 Mr. Raines served in various capacities from Corporate Controller of Speedway Motorsports, Inc. (NYSE:TRK) to General Manager of SMI Properties, Inc., a subsidiary of Speedway Motorsports, Inc., and from 2009 until 2012 he was Chief Executive Officer and Chief Financial Officer of Intermark Brands, LLC, the manufacturer of Blu, an e-cigarette, and its related entities BLEC, LLC and QSN Technologies, LLC, which were subsequently sold to Lorillard Tobacco in 2012. Mr. Raines received a B.S. in Accounting from the University of Maryland in 1981. We selected Mr. Raines to serve on the board as a result of his extensive technology, accounting and mergers and acquisitions experience.

Peter Ghiloni
Age 70 Director since 2019
Professional Background and Qualifications  Mr. Ghiloni has been a member of our board of directors since April 2019. In 2018 Mr. Ghiloni retired as Chief Executive Officer of Swisher International, Inc., North America’s largest producer of cigars. Mr. Ghiloni began his career in the tobacco business with the United States Tobacco Company in 1972 after graduating from Fordham University with a Bachelor of Science degree in Marketing. In 1983, he moved to The Helme Tobacco Company as Vice President of Marketing and in 1991, he was promoted to Senior Vice President of Sales and Marketing. Following the merger of Swisher International, Inc. and The Helme Tobacco Company, Mr. Ghiloni assumed the role of Senior Vice President of Marketing for the combined company. In 2013, Mr. Ghiloni was promoted to the position of President and Chief Executive Officer. Mr. Ghiloni serves on a variety of boards including the board of directors of Swisher International, Inc., the Board of Jacksonville University and the Board of the Baptist Beaches Hospital. We selected Mr. Ghiloni to serve on the board of directors as a result of his executive leadership positions, his position as President, Chief Executive Officer and a member of the board of directors of Swisher International, Inc., his service on additional boards and extensive business background.

Scott G. Stephen
Age 55 Director since 2019
Professional Background and Qualifications  Mr. Stephen has been a member of our board of directors since April 2019. Mr. Stephen has served as Chief Growth Officer of Guaranteed Rate Inc., a U.S. residential mortgage company headquartered in Chicago, IL, since February 2012. Mr. Stephen also serves as President of Guaranteed Rate Insurance and Ravenswood Title, affiliates of Guaranteed Rate Inc. From 2003 until 2012, he was employed by Playboy Enterprises, Inc., a leading men’s global entertainment and lifestyle company, serving in a variety of positions including Chief Operations Officer, Executive Vice President, Playboy Print/Digital Group and Executive Vice President and General Manager of Playboy Digital Media. From 1999 to 2003 Mr. Stephen was employed by Yesmail, Inc., an online relationship marketing company, serving as Chief Operating Officer and Vice President of Client Services and Operations. Mr. Stephen received a Bachelor of Business Administration in Finance from the University of Notre Dame and a Master of Management in Marketing and Organizational Behavior from the Kellogg School of Management at Northwestern University. We selected Mr. Stephen to serve on the board of directors as a result of his executive leadership positions, his positions with Guaranteed Rate Inc. and Playboy Enterprises and his extensive business background.

Sim Farar
Age 74 Director Nominee
Professional Background and Qualifications  Mr. Farar is a director nominee. Since 1997 Mr. Farar has been the managing member of JDF Investment Co, LLC, a privately held company specializing in corporate development, financing and merger transactions. Mr. Farar also currently serves on the advisory boards of Verb Technology Company, Inc. (NASDAQ: VERB) and BioSig Technologies, Inc. (NASDAQ: BSGM). Since 2017 he has served on the U.S. Advisory Commission on Public Diplomacy (USACPD) and currently serves as its Chairman. In 2002, Los Angeles Mayor James Hahn appointed Mr. Farar to serve as a commissioner for the $12 billion Los Angeles Fire and Police Pension’s Trustee Fund. In 2001, he was appointed to the Woodrow Wilson Council, the private sector advisory board of the Woodrow Wilson International Center for Scholars in Washington, DC. In 1999, he was appointed by President Clinton and confirmed by the U.S. Senate to serve as the United States Representative to the 54th General Assembly at the United Nations in New York City. We selected Mr. Farar to serve on the board of directors as a result of his experience and perspective as an investor in a wide variety of public and private companies.

There are no family relationships between any of the executive officers and directors. The board of directors has determined that each of Messrs. Sellers, Ghiloni, Stephen, Raines and Farar will be independent directors within the meaning of Rule 803 of the NYSE American Company Guide.

The board of directors recommends a vote “FOR” the election of Messrs. Sumichrast, Coffman, Raines, Sellers, Ghiloni, Stephen and Farar to the board of directors.

Proposal 2 - Ratification of the Appointment of Cherry Bekaert LLP

The Audit Committee has appointed Cherry Bekaert LLP as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2021. We have invited representatives of Cherry Bekaert LLP to attend the 2021 annual meeting. Although shareholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Cherry Bekaert LLP to our common shareholders for ratification to permit our common shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in our best interests.

Fees

The following table shows the fees that were billed for the audit and other services provided for fiscal 2020 and fiscal 2019:

	Fiscal 2020	Fiscal 2019
Audit Fees	$300,000	$276,250
Audit-Related Fees	119,795	127,306
Tax Fees	20,900	30,650
All Other Fees	77,347	80,272
Total	$518,042	$514,478

Audit Fees — This category includes the audit of our annual financial statements and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC, other SEC filings and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Pre-Approval Policy

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the board. The audit and tax fees paid to the auditors with respect to the fiscal 2020 and fiscal 2019 were approved by the Audit Committee of the board of directors.

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the board of directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

With respect to fiscal 2020, in addition to its other work, the Audit Committee:

●
reviewed and discussed with management and Cherry Bekaert LLP, our independent registered public accounting firm, our audited consolidated financial statements as of September 30, 2020 and the fiscal year then ended;
●
discussed with Cherry Bekaert LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and
●
received from Cherry Bekaert LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Cherry Bekaert LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the board of directors include the audited consolidated financial statements in the 2020 10-K for filing with the SEC.

Dated: December 16, 2020	Audit Committee of the board of directors of cbdMD, Inc.

/s/ William F. Raines, III, Chairman
/s/ Bakari Sellers
/s/ Peter Ghiloni
/s/ Scott G. Stephen

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm.

Proposal 3 - Approval of the 2021 Equity Compensation Plan

On January 8, 2021, our board of directors approved the 2021 Plan and recommended the approval of the 2021 Plan by our shareholders. The purpose of the 2021 Plan is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent. The 2021 Plan reserves 5,000,000 shares of our common stock for issuance pursuant to the terms of the plan upon the grant of plan options, restricted stock awards, or other stock-based awards granted under the 2021 Plan. The 2021 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2021 Plan will automatically increase on October 1 of each calendar year during the term of the 2021 Plan, beginning with calendar year 2022, by an amount equal to 1% of the total number of shares of common stock outstanding on September 30 of the such calendar year, up to a maximum of 250,000 shares. The terms and provisions of the 2021 Plan are summarized below, which summary is qualified in its entirety by reference to the 2021 Plan, a copy of which is attached as Appendix A to this proxy statement.

The 2021 Plan will be administered by the Compensation, Corporate Governance and Nominating Committee of our board of directors. Such committee is comprised of independent members of our board of directors in accordance with the rules of the NYSE American LLC, the exchange on which our common stock and 8.0% Series A Cumulative Convertible Preferred Stock is presently listed. The Compensation, Corporate Governance and Nominating Committee will determine, from time to time, those individuals to whom stock awards or plan options will be granted, the terms and provisions of each such grants, the dates such grants will become exercisable, the number of shares subject to each grant, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the 2021 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Compensation, Corporate Governance and Nominating Committee.

Grants Under the 2021 Plan

 The 2021 Plan provides for the grant of restricted stock awards, deferred stock grants, stock appreciation rights, incentive stock options (“ISOs”) and non-statutory stock options (“NSOs”). Awards may be made or granted to our employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to cbdMD or our subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of our company. No ISOs may be granted to any person who is not an employee of cbdMD or a subsidiary at the time of grant. The recipient of any grant under the 2021 Plan, and the amount and terms of a specific grant, will be determined by the Compensation, Corporate Governance and Nominating Committee.

Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the 2021 Plan are notdeterminable at this time. As of the Record Date, we had six directors (including four independent directors but excluding one independent director nominee) and approximately 165 employees (including three named executive officers who comprise our executive group) who are eligible to receive awards under the 2021 Plan. On the Record Date the last sale price of our common stock on NYSE American was $3.73 per share. The total number of persons in each class which are eligible to receive grants under the 2021 Plan from time to time, however, are not determinable at this time as the number of persons in each such class is subject to change dependent upon increases or decreases in the number of our employees or changes in the size of our board of directors during the duration of the 2021 Plan.

In January 2021, following the approval of the 2021 Plan by our board of directors, we granted stock options to three of our employees who are not members of our executive group to purchase an aggregate of 80,000 shares of our common stock at an exercise price of $3.10 per share, which was greater than fair market value. The options vest over three years, commencing on April 15, 2021, and subject to continued employment with cbdMD;provided, however, that these options will not vest unless (i) the 2021 Plan has been approved by our shareholders, and (ii) an Additional Listing Application covering the shares of our common stock underlying such options has been approved by NYSE Regulation as required pursuant to the rules of the exchange. We are not seeking shareholder approval or ratification of these stock option grants.

We do not presently expect to make any additional awards under the 2021 Plan prior to the approval of the 2021 Plan by our shareholders and the approval NYSE Regulation of an Additional Listing Application covering the shares of common stock issuable from time to time pursuant to the 2021 Plan.

Plan options under the 2021 Plan may either be options qualifying as ISOs under Section 422 of the Internal Revenue Code (the “Code”), or NSOs that do not so qualify. Any plan option granted under the 2021 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each plan option will be fixed by the Compensation, Corporate Governance and Nominating Committee; provided, however, that an ISO may be granted only within the 10-year period commencing from the date of adoption of the 2021 Plan by our board of directors and may only be exercised within 10 years of the date of grant, or five years in the case of an ISO granted to an optionee who, at the time of grant, owns shares of our common stock possessing more than 10% of the total combined voting power of all classes of stock of cbdMD. The exercise price per share of common stock purchasable under a plan option will be determined by the Compensation, Corporate Governance and Nominating Committee at the time of grant.

Shares of restricted stock may be awarded either alone or in addition to other awards granted under the 2021 Plan. The Compensation, Corporate Governance and Nominating Committee, subject to board of directors authorization, if indicated, may determine the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Restricted stock will constitute issued and outstanding shares of our common stock for all corporate purposes. The holder will have the right to vote such restricted stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the board of directors may in its sole discretion designate, pay or distribute on such restricted stock and to exercise all other rights, powers and privileges of a holder of common stock with respect to such restricted stock, with the exceptions that (i) the holder will not be entitled to delivery of the stock certificate or certificates representing such restricted stock until the restriction period, if any, has expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) cbdMD will retain custody of the stock certificate or certificates representing the restricted stock during the restriction period; (iii) other than regular cash dividends and other cash equivalent distributions as the board of directors may in its sole discretion designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock until such time, if ever, as the restricted stock with respect to which such retained distributions may be made, paid or declared has become vested; (iv) such award has not been forfeited.

Other stock-based awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Compensation, Corporate Governance and Nominating Committee to be consistent with the purposes of the 2021 Plan, including, without limitation, purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Other stock-based awards may be awarded either alone or in addition to or in tandem with any other awards under the 2021 Plan or any other plan of cbdMD. Each other stock-based award will be subject to such terms and conditions as may be determined by the Compensation, Corporate Governance and Nominating Committee.

Effective Date, Amendment and Termination of the 2021 Plan

The 2021 Plan became effective on the date of its adoption by our board of directors. To the extent that the 2021 Plan authorizes the award of ISOs, the failure to obtain shareholder for the 2021 Plan by January 8, 2022 does not invalidate the 2021 Plan; provided, however, that (i) in the absence of such shareholder approval, ISOs may not be awarded under the 2021 Plan and (ii) any ISOs previously awarded under the 2021 Plan will automatically be converted into NSOs upon terms and conditions determined by the Compensation, Corporate Governance and Nominating Committee to reflect, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the ISOs so converted. Our board of directors may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the 2021 Plan, but no amendment, alteration, suspension or discontinuance may be made that would impair the rights of a holder of any outstanding grant or award under the 2021 Plan without the such holder’s consent. Unless the plan is suspended or terminated by the board of directors, the 2021 Plan will on terminate 10 years from the date of the plan’s adoption. Any termination of the 2021 Plan will not affect the validity of any options previously granted thereunder.

Summary of Federal Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2021 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

No taxable income is reportable when an ISO is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Non-statutory Stock Options

No taxable income is reportable when an NSO with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of cbdMD or our subsidiaries is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Restricted Stock

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2021 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors

Tax Effect for cbdMD

We generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of an NSO). Special rules limit the deductibility of compensation paid to our co-Chief Executive Officers and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

The foregoing is only a summary of the effect of federal income taxation upon us and the participants under the 2021 Plan. It does not purport to be complete, and does not discuss all of the tax consequences of a participant’s death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participants may reside.

The board of directors recommends a vote “FOR” the approval of the 2021 Equity Compensation Plan.

Proposal 4 - Non-Binding Advisory Vote on Executive Compensation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act required the SEC to adopt rules requiring us to seek a non-binding advisory vote from our shareholders to approve the compensation awarded to our named executive officers disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and Item 402 of Regulation S-K. At our 2018 annual meeting of shareholders, our shareholders approved a non-binding proposal to include a non-binding advisory vote on executive compensation to our shareholders once every three years.

Our overall goal is to develop executive compensation policies that are consistent with, and linked to, the our strategic business objectives and values. Our executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage our business, to offer executives appropriate incentives for accomplishment of our business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with shareholders and to maximize long-term shareholder value. The key elements of our executive compensation are base salary, the opportunity receive annual performance-based bonuses and discretionary bonuses. A detailed discussion of the our executive compensation in fiscal 2020 is set forth below under the caption “Executive Compensation.” Shareholders are encouraged to read this material in its entirety to obtain an informed understanding of our executive compensation program.

This proposal, commonly referred to as “say-on-pay,” enables shareholders the opportunity to express their views regarding our executive compensation program in general and not of any one or more particular elements of that program. Shareholders have the opportunity to vote for, against, or abstain from voting on approval of fiscal 2020 executive compensation. This vote is a non-binding advisory vote on fiscal 2020 executive compensation. Accordingly, the following resolution will be submitted for a shareholder vote at the 2021 annual meeting:

RESOLVED, that the shareholders of cbdMD, Inc. hereby approve, on an advisory basis, the compensation of cbdMD, Inc.’s named executive officers, as disclosed in the proxy statement for its 2021 annual meeting of shareholders pursuant to Item 402 of Securities Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures contained therein.

The board of directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation paid to cbdMD’s named executed officers as disclosed in this proxy statement.

Other Matters

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the 2021 annual meeting. If, however, other matters properly come before the 2021 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

Dissenter's Rights

Under North Carolina law there are no dissenter's rights available to our common shareholders in connection with any matter submitted to a vote of our common shareholders at the 2021 annual meeting.

Corporate Governance

Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders interests and maintaining our integrity in the marketplace. To assist in its governance, our board has formed two standing committees composed entirely of independent directors, the Audit Committee and the Compensation, Corporate Governance and Nominating Committee, and we have adopted a Code of Business Conduct and Ethics, a Whistleblower Policy and an Insider Trading Policy. Copies of our committee charters, Code of Business Conduct and Ethics, Whistleblower Policy and Insider Trading Policy may be found on our website at www.cbdmd.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the co-Chief Executive Officers and our Chief Financial Officer, by reading materials that we may send them and by participating in board of directors and committee meetings. Directors are elected for a term of one year, serving until our next annual meeting. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum of directors then exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

The board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings. Our independent directors meet in executive session at each regularly scheduled board meeting. During fiscal 2020, the board of directors held six meetings. During fiscal 2020, each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period of such member’s service and (ii) the total number of meetings of the committees of the board of directors on which he served held during the period of such member’s service.

Board Leadership Structure and Board’s Role in Risk Oversight

Mr. Martin A. Sumichrast serves as both our co-Chief Executive Officer and Chairman of our board of directors. Mr. R. Scott Coffman serves as our co-Chief Executive Officer. Messrs. Sellers, Stephen, Ghiloni and Raines are each considered an independent director within the meaning of Section 803 of the NYSE American LLC Company Guide. We do not have a “lead” independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including operational risk, regulatory risk, strategic risk, reputation risk, credit risk, interest rate risk, and liquidity risk. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management process designed and implemented by management are adequate and functioning as designed. Our co-Chief Executive Officers are both members of our board of directors. Our Chief Financial Officer attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. Our co-Chief Executive Officers, Chief Financial Officer and the independent members of the board work together to provide strong, independent oversight of our company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Board Committees

The board of directors has standing Audit, and Compensation, Corporate Governance and Nominating Committees. Each committee has a written charter. The charters are available on our website at www.cbdmd.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Audit Committee
Responsibilities

The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

●   the integrity of our financial statements;
●   our compliance with legal and regulatory requirements; and
●   the qualifications and independence of our independent registered public accountants.

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its charter. Each of the Audit Committee members is considered a “financial expert” under applicable SEC rules.

Members: ● William F. Raines, III (Chairman) ● Bakari Sellers ● Peter Ghiloni ● Scott G. Stephen Meetings in fiscal 2020: 4

Compensation, Corporate Governance and Nominating Committee
In April 2020 following our 2020 annual meeting of shareholders, our board of directors approved the consolidation of two previously constituted board committees, the Compensation Committee and the Nominating and Corporate Governance Committee, into one consolidated committee titled the Compensation, Corporate Governance and Nominating Committee.

Responsibilities

The Compensation, Corporate Governance and Nominating Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our shareholders. The committee is also tasked with assessing the performance of the board and to make recommendations to the board from time to time, or whenever it shall be called upon to do so, regarding nominees for the board and to ensure our compliance with appropriate corporate governance policies and procedures. The Compensation, Corporate Governance and Nominating Committee also administers our equity compensation plans.

Use of Outside Advisors

All compensation decisions are made with consideration of the committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and of motivating our executives to achieve improved cbdMD executive performance, which ultimately benefits our shareholders. The committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by us, and the other terms and conditions of their engagement. The committee considers input and recommendations from management, including our co-Chief Executive Officers (who are not present during any committee deliberations with respect to compensation) in connection with its review of our compensation programs and its annual review of the performance of the other executive officers. During fiscal 2020 the committee engaged the services of an independent compensation consultant, Willis Towers Watson, to provide it with an executive pay review. The committee takes into consideration the recommendations of the outside compensation consultant and our co-Chief Executive Officers but retains absolute discretion as to whether to adopt such recommendations in whole or in part, as it deems appropriate.

Members: ● Bakari Sellers (Chairman) ● Scott G. Stephen ● Peter Ghiloni ● William F. Raines, III Meetings in fiscal 2020: 3

Shareholder Nominations

Common shareholders who would like to propose a candidate to serve as a member of our board of directors may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Compensation, Corporate Governance and Nominating Committee for appropriate consideration. The board of directors is committed to promoting diversity and inclusion in the governance and operations of cbdMD. These values are to be reflected in identifying candidates for board service and in the overall markup of the board, so that the board is inclusive of members who reflect racial, gender and ethnic diversity. It is the policy of the Compensation, Corporate Governance and Nominating Committee to consider director candidates recommended by common shareholders who appear to be qualified to serve on our board of directors. The Compensation, Corporate Governance and Nominating Committee may, however, choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the committee does not perceive a need to increase the size of the board of directors.

In order to avoid the unnecessary use of the Compensation, Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Compensation, Corporate Governance and Nominating Committee, a common shareholder should submit the following information in writing, addressed to the corporate secretary of cbdMD at our main office:

●
the name and address of the person recommended as a director candidate;
●
all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;
●
the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;
●
as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and
●
a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Compensation of Directors

In May 2020, after reviewing the results of an independent compensation study on public company executive and board compensation, the Compensation, Corporate Governance and Nominating Committee of our board of directors adopted a new compensation program for our independent directors and non-management directors for the 2020 board term which began in April 2020, the components of which are set forth below:

Annual retainer	$35,000
Option grant, 20,000 shares, vesting immediately
Additional committee chairperson annual compensation:
Audit Committee	$17,000
Compensation, Corporate Governance and Nominating Committee	$7,000
Additional committee membership annual compensation (excluding chairperson):
Audit Committee	$8,500
Compensation, Corporate Governance and Nominating Committee	$4,000
No additional compensation for meeting attendance

Our management directors do not receive separate compensation for their services as members of our board of directors.

The following table sets forth the compensation paid or earned for fiscal 2020 by our independent directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($) (1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

William F. Raines, III	45,500	-	29,020	-	-	-	74,520
Bakari Sellers	49,500	-	29,020	-	-	-	78,520
Peter Ghiloni	42,750	-	29,020	-	-	-	71,770
Scott G. Stephen	44,750	-	29,020	-	-	-	73,770
Seymour G. Siegel (2)	10,500	-	-	-	-	-	10,500
Gregory C. Morris (2)	5,750	-	-	-	-	-	5,750
Anthony K. Shriver (2)	2,000	-	-	-	-	-	2,000

(1)
Represents the grant date value of the options granted during the year, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 10 of the notes to our consolidated financial statements appearing in our 2020 10-K.

(2)
In its recommendations to our board prior to our 2020 annual meeting of shareholders held in April 2020, the Corporate Governance and Nominating Committee (now the Compensation, Corporate Governance and Nominating Committee) recommended reducing the number of our board seats by three, and as a result, Messrs. Anthony K. Shriver, Seymour G. Siegel and Gregory C. Morris did not stand for re-election at our 2020 annual meeting of shareholders.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended, during fiscal 2020 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2019, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officer, director or 10% or greater shareholder failed to file on a timely basis, as disclosed in the aforementioned forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal 2020.

Executive Compensation

Executive Officers

Set forth below is biographical information on the executive officers.

Martin A. Sumichrast
Co-Chief Executive Officer	Biographical information on Mr. Sumichrast appears earlier in this proxy statement under Proposal 1.

R. Scott Coffman
Co-Chief Executive Officer and President	Biographical information on Mr. Coffman appears earlier in this proxy statement under Proposal 1.

T. Ronan Kennedy
Age 41 Chief Financial Officer
Mr. Kennedy has served as our Chief Financial Officer since October 2020. Prior to joining cbdMD, he served as Chief Financial Officer of AMV Holdings, LLC, a Mooresville, NC-based vaping and e-cigarette retailer, manufacturer and wholesaler from 2015 through October 2020. During his tenure, AMV grew from a nine store regional chain to a platform of over 100 U.S. locations and a growing European footprint. Following the passing of the Farm Bill in late 2018, Mr. Kennedy assisted AMV expand into the manufacturing and retailing of CBD products. Prior to his role at AMV, Mr. Kennedy spent nine years at Meriturn Partners, LLC, a Raleigh, NC-based middle-market private equity firm focused on acquiring and advising middle-market companies, where he was a Principal. In his role with Meriturn Partners, LLC, Mr. Kennedy has led all facets of transactions, including due diligence, financial analysis and capital raising and in 2014 helped lead Meriturn’s original acquisition of AMV’s predecessor. Since 2014 Mr. Kennedy has also provided independent advisory and consulting services with select organizations and his engagements have included leading the financial analysis on sale-side engagements, assistance in negotiating a $40 million sale to a strategic buyer, advising secured creditors through restructuring of a restaurant group, and serving as a co-trustee for a specialty pharmaceutical company. From 2001 to 2004 Mr. Kennedy held engineering and manufacturing roles with Visteon Corporation, a $16 billion Tier 1 automotive supplier. Mr. Kennedy received a B.S. in Mechanical Engineering from Virginia Polytechnic Institute & State University and a M.B.A. from the Fuqua School of Business, Duke University. Since 2019 Mr. Kennedy has served on the board of directors of Nexus Capital Real Estate Inc., a Rochester, NY-based real estate investment firm.

Key Employees

While not executive officers of our company, the following individuals are key employees of our company and are expected to make significant contributions to our business.

Ken Cohn
Chief Marketing Officer
Mr. Cohn has served as our Chief Marketing Officer since January 2019. He oversees a team responsible for advertising, affiliate programs, email campaigns, websites, industry research, public relations, content, design, sponsorships, events, athlete programs, digital media, radio/podcasts, TV and video. Mr. Cohn has been involved in the marketing industry for over 25 years with roles encompassing business, account and brand development and has expertise in strategy, sponsorships, media, public relations, advertising, experiential, events, merchandising, contract negotiation, research, measurement and analytics. From 2012 until joining cbdMD, Mr. Cohn was a Senior Vice President at Breaking Limits, an integrated marketing agency, where he was responsible for overseeing business development, operations, client management, public relations, event management, and sponsorship. Mr. Cohn received a Bachelor's degree in business from Indiana University.

Lance Blundell
General Counsel
Mr. Blundell has been serving as outside counsel since December 2018 and was named General Counsel in January 2021. Mr. Blundell oversees our industry regulatory compliance. Mr. Blundell has over 20 years of business experience serving as General Counsel for businesses in the internet services, consumer product manufacturing, and e-commerce sectors. As General Counsel for these entities, Mr. Blundell oversaw all aspects of legal and was heavily involved in business development for the companies. Mr. Blundell was the General Counsel for Cure Based Development, LLC from the founding of the company in September 2017 until the mergers with CBDI in December 2018. Since 2000 he has also served as counsel to several companies including DataTech Global LLC, a privately held technology company which focuses on online sales and marketing, Blu, an e-cigarette manufacturer founded in 2009 and subsequently sold to Lorillard Tobacco in 2012, and most recently W The Brand, a multi-state cannabis extraction and manufacturing company. Mr. Blundell received a Bachelor of Science degree in Business Administration/Marketing from the University of Colorado in 1994 and a Juris Doctor from the University of San Diego School of Law in 1997.

Francisco (Pancho) Mangual
Senior Vice President of Sales
Mr. Mangual has served as our Senior Vice President of Sales since November 2018. He oversees our wholesale sales operations. Prior to joining our company, from October 2013 until October 2018 he was a General Sales Manager with Hearst Corporation. While employed by Hearst Corporation, Mr. Mangual oversaw the LocalEdge - Hearst Digital Media launch of its first digital expansion market in the Charlotte, NC market where he was responsible for connecting with local businesses to showcase products and lead generating proven solutions. Following this project, he oversaw the development a new local retail sales team in San Antonio, TX with a digital focus for the San Antonio Express News. Mr. Mangual attended the University of South Carolina - Spartanburg.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

●
all individuals serving as our principal executive officer or acting in a similar capacity during fiscal 2020;
●
our two most highly compensated named executive officers at September 30, 2020 whose annual compensation exceeded $100,000; and
●
up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at September 30, 2020.

The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 10 of the notes to our consolidated financial statements appearing in our 2020 10-K.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Martin A. Sumichrast	2020	281,000	160,000	286,160	-	-	-	-	727,160
co-CEO	2019	279,115	225,000	-	-	-	-	-	504,115

R. Scott Coffman	2020	186,923	-	286,160	-	-	-	-	473,083
co-CEO	2019(2)	132,231	-	-	-	-	-	-	132,231

Mark S. Elliott	2020	210,000	62,500	273,600	-	-	-	-	546,100
CFO and COO (3)	2019	207,345	112,500	-	-	-	-	-	319,845
———————
(1)
Represents the grant date value of the options and awards granted during the years presented, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the awards are included in Notes 10 and 11 of the notes to our consolidated financial statements appearing in our 2019 10-K.

(2)	Represents compensation from December 18, 2018 following the closing of the mergers with Cure Based Development, LLC through September 30, 2019.

(3)	Mr. Elliott served as our Chief Financial Officer and Chief Operating Officer from October 2016 until October 1, 2020. See “Separation Agreement with Mr. Elliott” appearing below.

Executive Employment Agreements

Martin A. Sumichrast. In September 2018 we entered into an Executive Employment Agreement with Mr. Sumichrast, which was amended in November 2020 (collectively, the “Sumichrast Employment Agreement”), the material terms of which are as follows:

Term:	Initial term of three years commencing September 2018, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Current annual base salary:	$335,000.

Performance bonus:
Mr. Sumichrast is eligible for a performance bonus, payable in a combination of cash and awards of common stock, to be based upon his relative achievement of annual performance goals to be established by our board of directors upon recommendation of the Compensation, Corporate Governance and Nominating Committee.

Discretionary bonus:
The Compensation, Corporate Governance and Nominating Committee will review his performance on an annual basis, and in connection with such annual review, Mr. Sumichrast may be entitled to receive an annual discretionary bonus in such amount as may be determined by the committee, in its sole discretion. In November 2020 the committee awarded him a discretionary cash bonus of $250,000, payable in January 2021, provided that (a) the Sumichrast Employment Agreement not otherwise been terminated by either party for any reason, (b) our audited financial statements for fiscal 2020 were completed and our independent registered public accounting firm issued an unqualified opinion on such financial statements, and (c) we timely filed our 2020 10-K. The bonus was paid to Mr. Sumichrast in January 2021 following the satisfaction of such criteria.

Other benefits:
Mr. Sumichrast is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and such amount of paid vacation as is consistent with his position and length of service to us.

Claw back provision:
Any incentive-based compensation, or any other compensation, paid to Mr. Sumichrast pursuant to the terms of the Sumichrast Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:	The Sumichrast Employment Agreement will terminate upon his death or as follows:

Disability
If we should terminate the Sumichrast Employment Agreement as a result of his disability (as defined in the agreement) he is entitled to his base salary for a period of three months following the date of termination.

By cbdMD for cause or by Mr. Sumichrast without cause:
We may terminate the Sumichrast Employment Agreement without notice for “cause” (as defined in the Sumichrast Employment Agreement) following a 30 day cure period. If we should terminate the Sumichrast Employment Agreement for cause, he is not entitled to any compensation or severance benefits. Mr. Sumichrast may also terminate the agreement without cause. In such event, he is not entitled to any compensation or severance benefits.

By cbdMD other than for cause and not in connection with a change of control:
We may terminate the Sumichrast Employment Agreement upon 30 days’ notice to Mr. Sumichrast. In such event, he is entitled to receive his base salary and executive benefits through the remaining period of the then current term of the agreement, and all granted but unvested options or restricted shares shall become fully vested on the date of termination and may be exercised by him for a period of 12 months following the date of termination.

Constructive termination:
Constructive termination of the Sumichrast Employment Agreement shall occur if we materially breach the agreement, a successor company to us fails to assume the obligations under the agreement, or a material change in Mr. Sumichrast’s duties and responsibilities occurs, all subject to waiver by him. In such event, subject to a 30 day cure period, he is entitled to the same compensation as if we had terminated the agreement without cause.

Change of control:
If the Sumichrast Employment Agreement is terminated not for cause within two years of a change of control of cbdMD (as defined in the agreement), or in the 90 days prior to a change of control, we are obligated to pay Mr. Sumichrast an amount equal to the greater of (i) 1.5 multiplied by his then base salary, or (ii) the base salary remaining to be paid during the initial term of the agreement, payable in a lump-sum payment on the termination date.

Non-compete, confidentially and indemnification:	The Sumichrast Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

R. Scott Coffman. In December 2018 CBDI, our wholly-owned subsidiary, entered into an Executive Employment Agreement with Mr. Coffman, which was amended in November 2020 (collectively, the “Coffman Employment Agreement”), the material terms of which are as follows:

Term:	Five years, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Current annual base salary:	$335,000.

Discretionary bonus:
The Compensation, Corporate Governance and Nominating Committee of cbdMD will review his performance on an annual basis, and in connection with such annual review, Mr. Coffman may be entitled to receive an annual discretionary bonus in such amount as may be determined by the committee, in its sole discretion. In November 2020 the committee awarded him a discretionary cash bonus of $250,000, payable in January 2021, provided that (a) the Coffman Employment Agreement not otherwise been terminated by either party for any reason, (b) our audited financial statements for fiscal 2020 were completed and our independent registered public accounting firm issued an unqualified opinion on such financial statements, and (c) we timely filed our 2020 10-K. The bonus was paid to Mr. Coffman in January 2021 following the satisfaction of such criteria.

Other benefits:
Mr. Coffman is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and such amount of paid vacation as is consistent with his position and length of service to us.

Claw back provision:
Any incentive-based compensation, or any other compensation, paid to Mr. Coffman pursuant to the terms of the Coffman Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:
The Coffman Employment Agreement will terminate upon his death or disability. In the event of termination upon death or disability Mr. Coffman shall receive his base salary for a period of three months from the date of termination. In addition, CBDI may terminate the Coffman Employment Agreement without notice for “cause” (as defined in the Coffman Employment Agreement) following a 30 day cure period. If CBDI should terminate the Coffman Employment Agreement for cause, he is not entitled to any compensation or severance benefits. Mr. Coffman may also terminate the agreement without cause. In such event, he is not entitled to any compensation or severance benefits.

Non-compete, confidentially and indemnification:	The Coffman Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

T. Ronan Kennedy. Effective October 1, 2020 we entered into an Executive Employment Agreement with Mr. Kennedy (the “Kennedy Employment Agreement”), the material terms of which are as follows:

Term:	One year, with the option of extending for additional one year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Current annual base salary:	$250,000.

Restricted stock awards and stock options:
On the effective date of the agreement we granted Mr. Kennedy (i) a restricted stock award of 50,000 shares of our common stock, and (ii) 10 year stock options to purchase 350,000 shares of our common stock, vesting subject to continued employment as follows: (A) 100,000 shares at an exercise price of $3.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; (B) an additional 125,000 shares at an exercise price of $5.00 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; and (B) an additional 125,000 shares at an exercise price of $6.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively.

Performance bonus:
Mr. Kennedy is eligible for a performance bonus of up to 40% of his base salary, payable in a combination of cash and awards of common stock, to be based upon his relative achievement of annual performance goals to be established by our board of directors upon recommendation of the Compensation, Corporate Governance and Nominating Committee.

Discretionary bonus:
The Compensation, Corporate Governance and Nominating Committee will review his performance on an annual basis, and in connection with such annual review, Mr. Kennedy may be entitled to receive an annual discretionary bonus in such amount as may be determined by our board of directors, upon the recommendation of the committee, in its sole discretion.

Other benefits:	Mr. Kennedy is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and four weeks of paid vacation.

Claw back provision:
Any incentive-based compensation, or any other compensation, paid to Mr. Kennedy pursuant to the terms of the Kennedy Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:	The Kennedy Employment Agreement will terminate upon his death or as follows:

Disability
If we should terminate the Kennedy Employment Agreement as a result of his disability (as defined in the agreement) he is entitled to his base salary for a period of three months following the date of termination.

By cbdMD for cause or by Mr. Kennedy without cause:
We may terminate the Kennedy Employment Agreement without notice for “cause” (as defined in the Kennedy Employment Agreement) following a 30 day cure period. If we should terminate the Kennedy Employment Agreement for cause, he is not entitled to any compensation or severance benefits. Mr. Kennedy may also terminate the agreement without cause. In such event, he is not entitled to any compensation or severance benefits.

By cbdMD other than for cause and not in connection with a change of control:
We may terminate the Kennedy Employment Agreement upon 30 days’ notice to Mr. Kennedy. In such event, he is entitled to receive his base salary and executive benefits through the remaining period of the then current term of the agreement, and all granted but unvested options or restricted shares shall become fully vested on the date of termination and may be exercised by him for a period of 12 months following the date of termination.

Constructive termination:
Constructive termination of the Kennedy Employment Agreement shall occur if we materially breach the agreement, a successor company to us fails to assume the obligations under the agreement, or a material change in Mr. Kennedy’s duties and responsibilities occurs, all subject to waiver by him. In such event, subject to a 30-day cure period, he is entitled to the same compensation as if we had terminated the agreement without cause.

Change of control:
If the Kennedy Employment Agreement is terminated not for cause within two years of a change of control of cbdMD (as defined in the agreement), or in the 90 days prior to a change of control, we are obligated to pay Mr. Kennedy an amount equal to the greater of (i) 1.5 multiplied by his then base salary, or (ii) the base salary remaining to be paid during the then current term of the agreement, payable in a lump-sum payment on the termination date.

Non-compete, confidentially and indemnification:	The Kennedy Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

Separation Agreement with Mr. Elliott

In September 2020 we entered into a Separation and General Release (the “Elliott Separation Agreement”) with Mr. Mark Elliott in connection with his resignation as our Chief Financial Officer and Chief Operating Officer, effective October 1, 2020. His resignation was pursuant to Section 6(d) of his Employment Agreement dated September 6, 2018 (the “Elliott Employment Agreement”). Under the Elliott Separation Agreement, we agreed to provide Mr. Elliott with the following benefits: (i) in exchange for transition services to be provided by Mr. Elliott from October 1, 2020 through February 28, 2021, Mr. Elliott will be paid through December 31, 2021 in accordance with our regular bi-weekly payroll practices, his then current salary, along with benefits; (ii) to the extent not already vested, all options and restricted stock previously issued to Mr. Elliott fully vest and we extended the option exercise period and provided for a cashless exercise of such options; and (iii) in exchange for the transition services being offered by Mr. Elliott from October 1, 2020 through February 28, 2021, Mr. Elliott received options to purchase 300,000 shares of the our common stock, exercisable at $2.60 per share for a period of three years on a cashless basis. Mr. Elliott agreed to release cbdMD from the provisions contained in the Elliott Employment Agreement, provided that Mr. Elliott and cbdMD agreed that provisions relating to confidential information shall remain full force and effect. We also agreed to release Mr. Elliott from his non-competition obligations under the Elliott Employment Agreement. In consideration for the compensation payable under the Elliott Separation Agreement Mr. Elliott has also agreed to release cbdMD, its shareholders, directors, officers, employees and agents from all claims, whether known or unknown, related to his employment. The agreement also contained customary non-disclosure and non-disparagement provisions.

2015 Equity Compensation Plan

On June 2, 2015, our board of directors and shareholders adopted our 2015 Equity Compensation Plan (the “2015 Plan”) initially covering 1,175,000 shares of common stock. At the 2019 annual meeting of our shareholders, our shareholders approved an increase in the based number of shares of our common stock reserved for grants under the plan to 2,000,000 shares. The 2015 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2015 Plan will automatically increase on the first trading day of October each calendar year during the term of the 2015 Plan by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in September of the immediately preceding calendar year, up to a maximum annual increase of 100,000 shares of common stock. The purpose of the 2015 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The 2015 Plan is administered by our Compensation, Corporate Governance and Nominating Committee. The additional terms of the 2015 are identical to those of the 2021 Plan which are described in Proposal 2 appearing earlier in this proxy statement.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of September 30, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Plans approved by our shareholders:
2015 Plan	1,750,000	4.68	622,605

Plans not approved by shareholders	-	-	-

Please see Note 11 of the notes to our audited consolidated financial statements appearing in our 2020 10-K for more information on our 2015 Plan.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2020.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Martin A. Sumichrast	-	140,000	-	3.15	12/11/24	-	-	-	-
R. Scott Coffman	-	140,000	-	3.15	12/11/24	-	-	-	-
Mark S. Elliott (1)	-	100,000	-	7.50	1/1/23	-	-	-	-
	-	100,000	-	4.00	5/1/24	-	-	-	-
	-	150,000	-	4.78	5/29/28	-	-	-	-
	-	300,000	-	2.60	9/16/23	-	-	-	-

(1)	Mr. Elliott resigned as our Chief Financial Officer and Chief Operating Officer effective October 1, 2020.

Principal Shareholders

At January 22, 2021, there were 52,287,113 shares of our common stock outstanding. The following table sets forth information known to us as of January 22, 2021 relating to the beneficial ownership of shares of our common stock by:

❖
each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
❖
each director and director nominee;
❖
each named executive officer; and
❖
all named executive officers, directors and director nominee as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 8845 Red Oak Boulevard, Charlotte, NC 28217. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of our common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from January 22, 2021, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Certain of the outstanding shares of our common stock held by our principal shareholders are subject to a voting proxy. Under the terms of the Agreement and Plan of Merger dated December 3, 2018 (the “Merger Agreement”) and the related Voting Proxy dated December 20, 2018 (the “Voting Proxy”), the independent Chairman of the Audit Committee held voting rights over an aggregate of 8,750,000 shares of common stock (the “Second Tranche Shares”) initially issued to CBD Holding, LLC (“CBDH”) until the unrestricted voting rights to those shares vest pursuant to the terms of the Merger Agreement. On December 20, 2019 the unrestricted voting rights to the first 2,187,500 shares vested. On February 26, 2020, in connection with its dissolution and liquidation and pursuant to the terms of a Distribution Agreement (the “CBDH Distribution Agreement”), CBDH distributed the Second Tranche Shares to its members on a pro rata basis. On February 26, 2020, in connection with the Distribution Agreement, the CBDH members entered into similar Voting Proxy Agreements with us. On December 20, 2020 the unrestricted voting rights to an additional 2,187,500 Second Tranche Shares vested pursuant to the terms of the Merger Agreement. The unrestricted voting rights to the remaining 4,375,000 Second Tranche Shares will vest as follows: (i) 2,187,500 shares will vest on June 20, 2022; and (ii) the remaining 2,187,500 shares will vest on December 20, 2023.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class

Martin A. Sumichrast (1)	1,737,935	3.3%
R. Scott Coffman (2)	13,013,104	24.8%
T. Ronan Kennedy (3)	0	-
William F. Raines, III (4)	153,924	*
Bakari Sellers (5)	39,531	*
Peter J. Ghiloni (6)	340,000	*
Scott G. Stephen (7)	81,052	*
Sim Farar	0	-
All named executive officers, directors and director nominee as a group (eight persons) (1)(2)(3)(4)(5)(6)(7)	15,365,546	29.2%

*       Less than 1%

(1)
The number of outstanding shares of common stock beneficially owned by Mr. Sumichrast includes (a) 125,000 shares held individually; (b) 270,600 shares held of record by SFTI, LLC (“SFTI”); (c) 1,249,001 shares held of record by the Sumichrast 2017 Family Trust (the “Family Trust”), and (d) 93,334 shares issuable upon the exercise of vested stock options with an exercise price of $3.15 per share. Of the 1,249,001 shares of common stock held of record by the Family Trust, Mr. Sumichrast has the sole power to vote 393,750 shares of common stock. The balance of 393,750 shares are subject to the terms of a Voting Trust Agreement dated February 26, 2020 between cbdMD and the Family Trust pursuant to which until such time as the unrestricted voting rights to these shares have vested, the voting rights to such shares are held by the independent chairman of the Audit Committee who will vote such shares on any matter brought before our shareholders in accordance with the recommendation of our board of directors. The voting rights to the remaining 393,750 shares vest in two equal amounts on each of June 20, 2022 and December 20, 2023. Except as set forth herein Mr. Sumichrast has voting and dispositive control over securities owned of record by each of SFTI and the Family Trust. Mr. Sumichrast disclaims beneficial ownership of the securities held of record by each of these entities except to the extent of his pecuniary interest therein.

The number of outstanding shares of our common stock beneficially owned by Mr. Sumichrast excludes: (a) 46,666 shares of common stock underlying unvested stock options; and (b) Earnout Rights to up to an additional 910,999 shares of our common stock. Pursuant to the terms of the Merger Agreement, CBDH was entitled to receive (the “Earnout Rights”) up to 15,250,000 additional shares of our common stock (the “Earnout Shares”) as part of the merger consideration upon the satisfaction of certain aggregate net revenue criteria within 60 months following the closing date, as measured at four intervals from the closing date of 12 calendar months (the “First Marking Period”), 24 calendar months (the “Second Marking Period”), 42 calendar months (the “Third Marking Period”), and 59 calendar months (the “Fourth Marking Period”). Pursuant to the terms of the CBDH Distribution Agreement, CBDH distributed the Earnout Rights to its members on a pro rata basis. On February 27, 2020 in accordance with the terms of the Merger Agreement we determined that the net revenue criteria for the First Marking Period had been achieved and an aggregate of 5,127,792 Earnout Shares were to be issued (the “First Marking Period Earnout Shares”). After giving effect to the First Marking Period Earnout Shares, Earnout Rights to an aggregate of 10,122,208 Earnout Shares (the “Remaining Earnout Rights”) remain under the terms of the Merger Agreement. See footnote 4.

(2)
The number of outstanding shares of our common stock beneficially owned by Mr. Coffman includes: (a) 125,000 shares held individually; (b) 3,684,000 shares held of record by Edge of Business, LLC (“Edge of Business”); (c) 9,110,770 shares held of record by the Coffman Family Office, LLC (“Coffman Family Office”); and (d) 93,334 shares underlying vested stock options with an exercise price of $3.15 per share. Of the 9,110,770 shares of common stock held of record by Coffman Family Office, Mr. Coffman has the sole power to vote 6,238,582 shares. The balance of 2,872,188 shares are subject to the terms of a Voting Trust Agreement dated February 26, 2020 between cbdMD and Coffman Family Office. The voting rights to the 2,872,188 shares vest in two equal amounts on each of June 20, 2022 and December 20, 2023. Except as set forth herein, Mr. Coffman has voting and dispositive control over securities owned of record by Edge of Business. Coffman Management, LLC (“Coffman Management”) is the Manager of Coffman Family Office and Mr. Coffman is the Manager of Coffman Management. Mr. Coffman disclaims beneficial ownership of the securities held of record by each of these entities except to the extent of his pecuniary interest therein. The number of outstanding shares of our common stock beneficially owned by Mr. Coffman excludes (x) 46,666 shares of common stock underlying unvested stock options; and (y) Earnout Rights to up to an additional 6,645,230 shares of the our common stock. See footnote 4.

(3)
The number of shares of our common stock beneficially owned by Mr. Kennedy excludes (a) 50,000 shares of common stock underlying unvested restricted stock awards; and (b) 350,000 shares of common stock underlying unvested stock options with exercise prices ranging from $3.50 to $6.50 per share.

(4)
The number of shares of common stock beneficially owned by Mr. Raines includes (a) 21,342 shares held by him directly; (b) 92,582 shares held of record by Board Investor Group II, LLC; (c) 4,375,000 Second Tranche Shares for which unrestricted voting rights have not yet vested; and (d) 40,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share. Under the terms of the Merger Agreement and the related Voting Proxy Agreements described above until these unrestricted voting rights vest with the shareholders, Mr. Raines, as independent Chairman of the Audit Committee, holds voting rights over these shares and will vote such shares on any matter brought before our shareholders in accordance with the recommendation of the our board of directors. Accordingly, Mr. Raines will vote the 4,375,000 Second Tranche Shares which are subject to the Voting Proxy Agreements “FOR” all matters to be considered at the 2021 annual meeting. Mr. Raines disclaims beneficial ownership of securities held by Board Investors Group II, LLC except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of the 4,375,000 Second Tranche Shares which are subject to the Voting Proxy Agreements. See footnotes 1 and 2.

(5)
The number of shares of our common stock beneficially owned by Mr. Sellers includes 27,000 shares of our common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share.

(6)
The number of shares of our common stock beneficially owned by Mr. Ghiloni includes 40,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share.

(7)
The number of shares of our common stock beneficially owned by Mr. Stephen includes 40,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share.

Certain Relationships and Related Transactions

On February 26, 2020 in connection with the dissolution and liquidation of CBDH, we entered into the Distribution Agreement with CBDH and its members pursuant to which CBDH distributed (i) the Second Tranche Shares, (ii) the First Marking Period Earnout Shares, and (iii) the remaining Earnout Rights to an aggregate of 10,122,208 Earnout Shares to its members. Mr. Coffman, who is now a member of our board of directors and co-Chief Executive Officer, Martin A. Sumichrast, Chairman of our board of directors and co-Chief Executive Officer, through entities controlled by them are members of CBDH. See “Principal Shareholders” appearing earlier in this proxy statement.

Pre-Approval Policy

Our Audit Committee will review any transaction in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year-end for our last two completed fiscal years. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by the Audit Committee of our board of directors.

Shareholder Proposals to be Presented at the Next Annual Meeting

As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2021 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

cbdMD, Inc.
Attention: Corporate Secretary
8845 Red Oak Boulevard
Charlotte, NC 28217

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, shareholder proposals intended to be presented at the 2022 annual meeting must be received by us at our principal executive office no later than December 31, 2021 in order to be eligible for inclusion in our 2022 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the board’s Compensation, Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of cbdMD, Inc. at our principal executive offices at 8845 Red Oak Boulevard, Charlotte, NC 28217 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

Availability of Annual Report on Form 10-K

As required, we have filed our 2020 10-K with the SEC. Shareholders may obtain, free of charge, a copy of the 2020 10-K by writing to us at 8845 Red Oak Boulevard, Charlotte, NC 28217, Attention: Corporate Secretary, or from our corporate website at www.cbdmd.com.

Shareholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to cbdMD, Inc., Attention: Corporate Secretary, 8845 Red Oak Boulevard, Charlotte, NC 28217.

Where You Can Find More Information

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available on our corporate website at www.cbdmd.com and on SEC's web site at www.sec.gov. This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, cbdMD, Inc., 8845 Red Oak Boulevard, Charlotte, NC 28217.

APPENDIX A

cbdMD, INC.
2021 EQUITY COMPENSATION PLAN

1.
Purpose.

1.1            Purpose. The purpose of this 2021 Equity Compensation Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The types of long-term incentive Awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

2.
Definitions.

2.1            Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)            “Agreement” means the agreement between the Company and the Holder setting forth the terms and conditions of an Award under the Plan. Agreements shall be in the form(s) attached hereto.

(b)            “Award” means Stock Options, Restricted Stock and/or other Stock Based Awards awarded under the Plan.

(c)            “Board” means the Board of Directors of the Company.

(d)            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)            “Committee” means the Compensation, Corporate Governance and Nominating Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(f)            “Common Stock” means the common stock of the Company, $0.001 par value per share.

(g)            “Company” means cbdMD, Inc., a corporation organized under the laws of the State of North Carolina.

(h)            “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i)            “Effective Date” means the date set forth in Section 11.1, below.

(j)            “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange (or on the last preceding trading date if such security was not traded on such date); (ii) if the Common Stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Markets Inc. or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k)            “Holder” means a person who has received an Award under the Plan.

(l)             “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m)           “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n)            “Normal Retirement” means retirement from active employment with the Company or any Subsidiary, other than for Cause or due to death or disability, of a Holder who; (i) has reached the age of 65; (ii) has reached the age of 62 and has completed five years of service with the Company; or (iii) has reached the age of 60 and has completed 10 years of service with the Company.

(o)            “Other Stock-Based Award” means an Award under Section 8, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p)            “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q)            “Plan” means the cbdMD, Inc. 2021 Equity Compensation Plan, as hereinafter amended from time to time.

(r)             “Repurchase Value” shall mean the Fair Market Value in the event the Award to be repurchased under Section 9.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the Award is a Stock Option; in each case, multiplied by the number of shares subject to the Award.

(s)             “Restricted Stock” means Common Stock, received under an Award made pursuant to Section 7, below that is subject to restrictions under said Section 7.

(t)             “Stock Option” or “Option” means any option to purchase shares of Common Stock that is granted pursuant to the Plan.

(u)            “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

3.
Administration.

3.1            Committee Membership. The Plan shall be administered by the Committee, the Board or a committee designated by the Board. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent deemed to be appropriate by the Board, shall be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code. The Committee shall conduct itself in conformance with the provisions of the Compensation, Corporate Governance and Nominating Committee Charter.

3.2            Powers of Committee. The Committee shall have the authority and responsibility to recommend to the Board for approval, Awards for Board members, executive officers, non-executive employees and consultants of the Company, pursuant to the terms of the Plan: (i) Stock Options, (ii) Restricted Stock, and/or (iii) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)            to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Restricted Stock, and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b)            to determine the terms and conditions, not inconsistent with the terms of the Plan or requisite Board approval, of any Award granted hereunder including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of Stock Options and the purchase price of Common Stock awarded under the Plan (including without limitation by a Holder’s conversion of deferred salary or other indebtedness of the Company to the Holder), such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine;

(c)            to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an Award granted hereunder;

(d)            to determine the terms and conditions under which Awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash Awards made by the Company or any Subsidiary outside of this Plan; and

(e)            to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an Award hereunder shall be deferred that may be either automatic or at the election of the Holder; and

3.3
Interpretation of Plan.

3.3.1            Committee Authority. Subject to Section 10, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion, subject to Board authorization if indicated, and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

3.3.2            Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

4.
Stock Subject to Plan.

4.1            Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be five million (5,000,000) shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on October 1 of each calendar year during the term of the Plan, beginning with calendar year 2022, by an amount equal to one percent (1%) of the total number of shares of Common Stock of the Company issued and outstanding on September 30 of such calendar year, but in no event shall any such annual increase exceed Two Hundred Fifty Thousand (250,000) shares of Common Stock. If any share of Common Stock that have been granted pursuant to a Stock Option ceases to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Restricted Stock, Deferred Stock Award, or Other Stock-Based Award granted hereunder are forfeited or any such Award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and Awards under the Plan.

4.2            Adjustment Upon Changes in Capitalization, Etc. In the event of any dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other similar event (not addressed in Section 4.3, below) occurring after the grant of an Award, which results in a change in the shares of Common Stock of the Company as a whole, (i) the number of shares issuable in connection with any such Award and the purchase price thereof, if any, shall be proportionately adjusted to reflect the occurrence of any such event and (ii) the Committee shall determine whether such change requires an adjustment in the aggregate number of shares reserved for issuance under the Plan or to retain the number of shares reserved and available under the Plan in their sole discretion. Any adjustment required by this Section 4.2 shall be made by the Committee, in good faith, subject to Board authorization if indicated, whose determination will be final, binding and conclusive.

4.3            Certain Mergers and Similar Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Awardees, (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Awardees. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Awardees as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Holder. In the event such successor corporation (if any) refuses or otherwise declines to assume or substitute Awards, as provided above, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate immediately prior to the effective date of a transaction described in this Section 4.3 and (ii) any or all Options granted pursuant to this Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines. If such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to Awardees under the foregoing provisions of this Section 4.3, in the event of the occurrence of any transaction described in this Section 4.3, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

5.
Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding anything to the contrary contained in the Plan, Awards covered or to be covered under a registration statement on Form S-8 which may be filed with the United States Securities and Exchange Commission may be made under the Plan only if (a) they are made to natural persons, (b) who provide bona fide services to the Company or its Subsidiaries, and (c) the services are not in connection with the offer and sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

6.
Stock Options.

6.1            Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options, which may be granted alone or in addition to other Awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

6.2            Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)            Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (“10% Shareholder”).

(b)            Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder shall not be less than 110% of the Fair Market Value on the date of grant.

(c)            Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 9, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d)            Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case; Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent Awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e)            Transferability. Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

(f)            Termination by Reason of Death. If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)            Termination by Reason of Disability. If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall there upon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)            Other Termination. Subject to the provisions of Section 12, below, and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option’s term.

(i)            Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

(j)            Buyout and Settlement Provisions. The Committee may at any time, subject to Board authorization, if indicated, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

7.
Restricted Stock.

7.1            Grant. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee, subject to Board authorization, if indicated, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such Awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

7.2            Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(a)            Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)            Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)            Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each Award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 9, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 9, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

8.
Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

9.
Accelerated Vesting and Exercisability.

9.1            Non-Approved Transactions. If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other Awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and Awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and Awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and Awards.

9.2            Approved Transactions. The Committee may, subject to Board authorization, if indicated, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other Awards granted and outstanding under the Plan, and (ii) require a Holder of any Award granted under this Plan to relinquish such Award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such Award.

10.
Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent.

11.
Term of Plan.

11.1            Effective Date. The Plan shall become effective at such time as the Plan is approved and adopted by the Company’s Board of Directors (the “Effective Date”), subject to the following provisions:

(a)            to the extent that the Plan authorizes the Award of Incentive Stock Options, shareholder approval for the Plan shall be obtained within 12 months of the Effective Date; and

(b)            the failure to obtain shareholder for the Plan as contemplated by subparagraph (a) of this Section 11 shall not invalidate the Plan; provided, however, that (i) in the absence of such shareholder approval, Incentive Stock Options may not be awarded under the Plan and (ii) any Incentive Stock Options theretofore awarded under the Plan shall be converted into Non-Qualified Options upon terms and conditions determined by the Committee to reflect, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the Incentive Stock Options being so converted.

11.2            Termination Date. Unless otherwise terminated by the Board, this Plan shall continue to remain effective until the earlier of ten (10) years from the Effective Date or such time as no further Awards may be granted and all Awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

12.
General Provisions.

12.1            Written Agreements. Each Award granted under the Plan shall be confirmed by, and shall be subject to the terms, of the Agreement executed by the Company and the Holder. The Committee may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2            Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3            Employees.

(a)            Engaging in Competition with the Company; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within three months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company’s policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(b)            Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any Award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(c)            No Right of Employment. Nothing contained in the Plan or in any Award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4.            Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5            Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the Awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6            Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other Award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7            Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

12.8            Other Benefit Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).

12.9            Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10           Applicable Laws. The obligations of the Company with respect to all Stock Options and Awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed or quoted.

12.11            Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.12             Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

Plan Amendments

Date Approved by Board	Date Approved by Shareholders, if necessary	Sections Amended	Description of Amendment(s)